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                                                                      EXHIBIT 21

21.  SUBSIDIARIES OF THE REGISTRANT

     The Company owns 100% of the capital stock of the Springfield Institution for Savings, a Massachusetts chartered stock savings bank ("Bank"). The Company, through the Bank, owns 100% of the capital stock of each of the following subsidiaries, all of which are Massachusetts corporations (unless otherwise indicated) and all of which are included in the Company's consolidated financial statements:

     (1)  Commerce Properties, Inc.
     (2)  Properties Two, Inc. (Connecticut corporation)
     (4)  Village Park Properties, Inc. (Georgia corporation)
     (5)  SIS Investment Corporation
     (6)  SIS Investment Corporation II
     (7)  Sherman Street Corporation
     (8)  SIS Center, Inc.
     (9)  Newgate Corporation
     (10) Colebrook Corporation
     (11) Colebrook-Leominster, Inc.

     The Company also owns 100% of the capital stock of each of the following subsidiaries through the Bank and Colebrook Corporation, all of which are Massachusetts corporations (unless otherwise indicated) and all of which are included in the Company's consolidated financial statements:

     (1)  Colebrook Realty Services, Inc.
     (2)  Colebrook-Diamond, Inc.
     (3)  Colebrook-Riverdale Corporation
     (4)  Colebrook-Westor, Inc.
     (5)  Overlook, Inc.

     The Company also owns 100% of the capital stock of SIS Interim Bank, a Connecticut bank, which was organized for the purpose of merging into and which will, upon consummation of the transaction, merge with and into Glastonbury Bank & Trust Company.

     In addition, the Company owns, either directly or through the wholly owned subsidiaries of the Bank and Colebrook Corporation specified below, the percentage interest in the partnership or corporation set forth opposite each such wholly owned subsidiary.

SUBSIDIARY                          PARTNERSHIP OR CORPORATION OWNED      PERCENTAGE INTEREST
----------                          --------------------------------      -------------------
(1) Newgate Corporation             Hillman Associates Partnership #4     50% general partnership
                                    Wiljon Partnership                    50% general partnership
(2) Colebrook/Westor Corporation    Westor Corporation                    50% stockholder
                                    Westor Partnership                    1% general partnership
                                                                          (98% limited partnership
                                                                          owned by Westor
                                                                          Corporation)
(3) Overlook, Inc.                  Chester Commons                       99% limited partnership
(4) Sherman Street Corporation      Van Der Hayden                        1% general partnership